Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-k(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the securities of Akazoo S.A. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 7th day of October, 2019.

Tosca Penta Music Limited Partnership

By:	/s/ Paul Cassidy
Name:	Paul Cassidy
Title:	Director
Penta Capital SP GP Limited
Designated Member of Penta Capital
GP3 LLP

Penta Capital GP 3 LLP

By:	/s/ Paul Cassidy
Name:	Paul Cassidy
Title:	Director
Penta Capital SP GP Limited
Designated Member of Penta Capital
GP3 LLP

Penta Capital LLP

By:	/s/ Paul Cassidy
Name:	Paul Cassidy
Title:	Member